UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2026

Skydance Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-42791	99-3917985
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1515 Broadway New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 258-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class B Common Stock, $0.001 par value	SKYD	New York Stock Exchange
Warrants to Purchase Class B Common Stock, par value $0.001 per share	SKYD WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

Completion of the Merger

As previously announced, on October 6, 2026, Skydance Corporation (f/k/a Paramount Skydance Corporation), a Delaware corporation (the “Company”), completed its previously announced acquisition of Warner Bros. Discovery, Inc., a Delaware corporation (“WBD”), pursuant to the Agreement and Plan of Merger, dated as of February 27, 2026 (the “Merger Agreement”), by and among the Company, WBD and Prince Sub Inc., a wholly owned subsidiary of the Company (“Merger Sub”). On the closing date, Merger Sub merged with and into WBD, with WBD surviving as a wholly owned subsidiary of the Company (the “Merger”).

Warrant Distribution

Following completion of the Merger, the Company distributed on October 13, 2026 (the “Issue Date”) warrants (the “Warrants”) to purchase shares of the Company’s Class B Common Stock, par value $0.001 per share (the “Class B Common Stock”), as a dividend (the “Warrant Distribution”) with respect to shares of Class B Common Stock held by stockholders, other than the Excluded Holders (as defined below), as of the record date of October 5, 2026 (the “Record Date”), at a ratio of one Warrant per share of Class B Common Stock. The Warrants were issued pursuant to a warrant agreement, dated October 13, 2026 (the “Warrant Agreement”), between the Company and Equiniti Trust Company, LLC, as warrant agent (the “Warrant Agent”). On the Issue Date, the Company issued 470,746,773 Warrants pursuant to the Warrant Distribution, initially entitling the holders thereof to purchase an aggregate of 470,746,773 shares of Class B Common Stock, in each case, at an initial exercise price of $12.00 per share (the “Exercise Price”) and subject to customary anti-dilution adjustments as set forth in the Warrant Agreement.

The Warrants are authorized for listing on the New York Stock Exchange (the “NYSE”) and are expected to commence trading on the NYSE on October 13, 2026. The Warrants will trade separately from the Company’s Class B Common Stock under the symbol “SKYD WS.”

The Warrants, and the shares of Class B Common Stock issuable upon the exercise of such Warrants, have been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Company’s registration statement on Form S-3 (File No. 333-297906), which was originally filed with the Securities and Exchange Commission (the “SEC”) on July 31, 2026 and a prospectus supplement filed on October 5, 2026. This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any securities, including, without limitation, the Warrants or the shares of Class B Common Stock issuable upon exercise of the Warrants.

Settlement of the WBD Notes Exchange Offers and Tender Offers

In connection with the Merger, on May 19, 2026, the Company commenced offers to holders of certain outstanding senior notes (collectively, the “Existing Exchange Offer Notes”) issued by each of Discovery Communications, LLC (“DCL”) and Discovery Global Holdings, Inc. (“DGH”), each of which is a direct or indirect subsidiary of WBD, to exchange the Existing Exchange Offer Notes for an equal principal amount of Notes (as defined below) of the Company with corresponding maturities and, subject to certain exceptions, corresponding interest rates (such offers, the “Exchange Offers”). The Notes are guaranteed by certain of the Company’s subsidiaries (the “Guarantors” and each, a “Guarantor”) and secured on a second lien basis by substantially all of the assets of the Company and the Guarantors, subject to certain exceptions.

On May 19, 2026, DCL and DGH also commenced solicitations of consents from holders of certain series of their senior notes to adopt proposed amendments (the “Proposed Amendments”) to the indentures governing such notes to, among other things, extend to March 4, 2027 (the “Exchange Offer Deadline”) the deadline to commence one or more offers (the “Junior Lien Exchange Offers”) to exchange certain of the senior notes issued by DCL and DGH, as applicable, for new junior lien secured notes with the same economic terms (including denominations, interest rate, interest payment dates, maturity date and redemption provisions) to be issued by DCL or DGH, as applicable (the “junior lien notes”), and to modify the terms of such future junior lien notes from the terms contemplated by the offer to purchase and consent solicitation statement of DGH and DCL, dated as of June 9, 2025, including the removal of certain covenants, changes to guarantees and collateral requirements, and removal of the requirement that the same principal amount of junior lien notes be issued in exchange for the applicable existing senior notes. On May 27, 2026, DCL and DGH received requisite consents for the adoption of the Proposed Amendments and entered into supplemental indentures implementing the Proposed Amendments. The Company made payment of the consent payment payable with respect to consents that had been validly delivered and accepted. Certain senior notes with respect to which consents had been validly delivered and accepted were entitled to participate in the Exchange Offers and Tender Offers (as defined below).

The Exchange Offers expired on October 6, 2026, following the closing of the Merger, and the Exchange Offers settled on October 9, 2026. Holders of approximately 99.15% of the aggregate principal amount of the Existing Exchange Offer Notes validly tendered in the Exchange Offers, and on October 9, 2026, the Company issued $11,983,970,000 and €546,547,000 in aggregate principal amount of Notes in exchange for such Existing Exchange Offer Notes pursuant to the Fifth Supplemental Indenture and the Sixth Supplemental Indenture (each as defined below), respectively. The Existing Exchange Offer Notes that were exchanged have been canceled, and those Existing Exchange Offer Notes that were not exchanged remain outstanding obligations of DCL or DGH, as applicable. The Notes were issued in a private transaction exempt from registration under the Securities Act, and the Company received no cash proceeds from the Exchange Offers.

Concurrently with the Exchange Offers, the Company offered to purchase for cash two additional series of senior notes of DCL and DGH (the “Existing Tender Offer Notes”) (such offers, the “Tender Offers”). The Tender Offers expired and settled on the same dates as the Exchange Offers, and holders of approximately 98.83% of the aggregate principal amount of the Existing Tender Offer Notes validly tendered in the Tender Offers. As a result, the Company purchased $2,395,448,000 in aggregate principal amount of Existing Tender Offer Notes for $2,380,201,732.56 in cash, plus accrued and unpaid interest. The Existing Tender Offer Notes that were validly tendered and purchased have been canceled, and those Existing Tender Offer Notes that were not tendered remain outstanding obligations of DCL or DGH, as applicable.

For senior notes of DCL and DGH that are entitled to the Junior Lien Exchange Offers, if the Junior Lien Exchange Offers are not commenced by the Exchange Offer Deadline, DCL and DGH, as applicable, will be required to pay to each holder of the applicable senior notes entitled to participate in the Junior Lien Exchange Offers a one-time cash payment in the amount of $100 per $1,000 principal amount or €100 per €1,000 principal amount, as applicable, of the applicable senior notes held by such holder.

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth in the Explanatory Note of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Senior Secured Second Lien Exchange Notes Supplemental Indentures

On October 9, 2026, in connection with the settlement of the Exchange Offers, the Company issued (a) an aggregate of $11,983,970,000 in senior secured second lien notes denominated in U.S. dollars, consisting of (i) $1,343,925,000 aggregate principal amount of 6.304% Senior Secured Second Lien Notes due 2029 (the “6.304% 2029 Notes”), (ii) $654,158,000 aggregate principal amount of 6.250% Senior Secured Second Lien Notes due 2029 (the “6.250% 2029 Notes”), (iii) $901,354,000 aggregate principal amount of 4.875% Senior Secured Second Lien Notes due 2030 (the “2030 Dollar Notes”), (iv) $2,673,619,000 aggregate principal amount of 4.904% Senior Secured Second Lien Notes due 2032 (the “2032 Notes”), (v) $447,251,000 aggregate principal amount of 5.000% Senior Secured Second Lien Notes due 2037 (the “2037 Notes”), (vi) $431,542,000 aggregate principal amount of 6.350% Senior Secured Second Lien Notes due 2040 (the “2040 Notes”), (vii) $130,307,000 aggregate principal amount of 4.950% Senior Secured Second Lien Notes due 2042 (the “4.950% 2042 Notes”), (viii) $4,065,355,000 aggregate principal amount of 5.050% Senior Secured Second Lien Notes due 2042 (the “5.050% 2042 Notes”), (ix) $141,484,000 aggregate principal amount of 4.875% Senior Secured Second Lien Notes due 2043 (the “2043 Notes”), (x) $2,878,000 aggregate principal amount of 5.200% Senior Secured Second Lien Notes due 2047 (the “2047 Notes”), (xi) $247,683,000 aggregate principal amount of 5.300% Senior Secured Second Lien Notes due 2049 (the “2049 Notes”) and (xii) $944,414,000 aggregate principal amount of 5.141% Senior Secured Second Lien Notes due 2052 (the “2052 Notes” and, together with the 6.304% 2029 Notes, the 6.250% 2029 Notes, the 2030 Dollar Notes, the 2032 Notes, the 2037 Notes, the 2040 Notes, the 4.950% 2042 Notes, the 5.050% 2042 Notes, the 2043 Notes, the 2047 Notes and the 2049 Notes, the “Dollar Notes”) and (b) an aggregate of €546,547,000 in senior secured second lien notes denominated in euros, consisting of (i) €235,100,000 aggregate principal amount of 5.802% Senior Secured Second Lien Notes due 2030 (the “2030 Euro Notes”) and (ii) €311,447,000 aggregate principal amount of 5.068% Senior Secured Second Lien Notes due 2033 (the “2033 Euro Notes” and, together with the 2030 Euro Notes, the “Euro Notes”; the Euro Notes, together with the Dollar Notes, the “Notes”).

The Dollar Notes were issued pursuant to a fifth supplemental indenture (the “Fifth Supplemental Indenture”), dated as of October 9, 2026, by and among the Company, the Guarantors and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”) and collateral agent (the “Collateral Agent”), to the indenture (the “Base Indenture”), dated as of October 5, 2026, by and between the Company and the Trustee. The Euro Notes were issued pursuant to a sixth supplemental indenture (the “Sixth Supplemental Indenture”), dated as of October 9, 2026, by and among the Company, the Guarantors, the Trustee, the Collateral Agent, Deutsche Bank Trust Company Americas, as euro notes registrar, and Deutsche Bank AG, London Branch, as euro notes authentication agent, euro notes transfer agent and euro notes paying agent, to the Base Indenture. On October 9, 2026, the Company, DCL, DGH, the Trustee and the Collateral Agent also entered into a seventh supplemental indenture (the “Seventh Supplemental Indenture” and each of the Fifth Supplemental Indenture, the Sixth Supplemental Indenture and the Seventh Supplemental Indenture, a “Supplemental Indenture”) to the Base Indenture, pursuant to which DCL and DGH, each of which is a Guarantor party to the Fifth Supplemental Indenture and the Sixth Supplemental Indenture, were each added as co-issuers of the Dollar Notes and the Euro Notes.

The Dollar Notes pay interest semi-annually in arrears and the Euro Notes pay interest annually in arrears. The Notes were offered in private placements exempt from registration under the Securities Act. The Notes were issued in exchange for the Existing Exchange Offer Notes pursuant to the Exchange Offers.

Optional Redemption Provisions and Change of Control Repurchase Right

Dollar Notes

Prior to the applicable Dollar Notes Par Call Date (as defined below), upon at least 10 but not more than 60 days’ notice, each series of Dollar Notes (other than the 2040 Notes, the 4.950% 2042 Notes and the 2043 Notes) will be redeemable at the Company’s option, in whole or in part, at any time and from time to time, at a “make-whole” redemption price equal to the greater of (i) 100% of the principal amount of the Dollar Notes to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest (calculated as if such Dollar Notes matured on the applicable Dollar Notes Par Call Date) discounted at the applicable treasury rate plus the applicable Dollar Notes Spread (as defined below), plus, in either case, accrued and unpaid interest on the principal amount being redeemed to, but excluding, the redemption date. On or after the applicable Dollar Notes Par Call Date, the Company may redeem the Dollar Notes (other than the 2040 Notes, the 4.950% 2042 Notes and the 2043 Notes) of the applicable series, at its option, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Dollar Notes to be redeemed, plus accrued and unpaid interest on the principal amount being redeemed to, but excluding, the redemption date.

The applicable “Dollar Notes Par Call Date” is January 15, 2029 for the 6.304% 2029 Notes, February 15, 2029 for the 6.250% 2029 Notes, February 15, 2030 for the 2030 Dollar Notes, December 15, 2031 for the 2032 Notes, March 20, 2037 for the 2037 Notes, September 15, 2041 for the 5.050% 2042 Notes, March 20, 2047 for the 2047 Notes, November 15, 2048 for the 2049 Notes and September 15, 2051 for the 2052 Notes. The 2032 Notes and the 2052 Notes are not redeemable prior to March 15, 2027.

The applicable “Dollar Notes Spread” is 35 basis points for the 6.304% 2029 Notes, 30 basis points for the 6.250% 2029 Notes, 45 basis points for the 2030 Dollar Notes, 40 basis points for the 2032 Notes, 35 basis points for the 2037 Notes, 40 basis points for the 5.050% 2042 Notes, 40 basis points for the 2047 Notes, 40 basis points for the 2049 Notes and 45 basis points for the 2052 Notes.

The 2040 Notes, the 4.950% 2042 Notes and the 2043 Notes are redeemable at the Company’s option, in whole or in part, at any time and from time to time, at a “make-whole” redemption price calculated using the applicable treasury rate plus 35, 30 and 25 basis points, respectively, plus accrued and unpaid interest on the principal amount being redeemed to, but excluding, the redemption date.

Euro Notes

Prior to December 17, 2029, in the case of the 2030 Euro Notes, and February 17, 2033, in the case of the 2033 Euro Notes (each, a “Euro Notes Par Call Date”), upon at least 10 but not more than 60 days’ notice, each series of Euro Notes will be redeemable at the Company’s option, in whole or in part, at any time and from time to time, at a “make-whole” redemption price equal to the greater of (i) 100% of the principal amount of the Euro Notes to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest discounted to the date of redemption on an actual basis at the applicable Comparable Government Bond Rate (as defined in the Sixth Supplemental Indenture) plus 30 basis points, in the case of the 2030 Euro Notes, and 35 basis points, in the case of the 2033 Euro Notes, plus, in either case, accrued and unpaid interest on the principal amount being redeemed to, but excluding, the redemption date. On or after the applicable Euro Notes Par Call Date, the Company may redeem the Euro Notes of the applicable series, at its option, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Euro Notes to be redeemed, plus accrued and unpaid interest on the principal amount being redeemed to, but excluding, the redemption date. The Euro Notes may also be redeemed in whole, but not in part, at 100% of their principal amount plus accrued and unpaid interest on the principal amount being redeemed to, but excluding, the redemption date, upon certain changes in U.S. tax law that would require the Company to pay additional amounts.

Change of Control Offer and Payoff Transactions

If a Change of Control Triggering Event (as defined in the applicable Supplemental Indenture) occurs with respect to a series of Notes, and subject to certain exceptions, the Company will make an offer to purchase all of the Notes of such series at a price in cash equal to 101% of the aggregate principal amount of the Notes of such series, plus accrued and unpaid interest, if any, to, but excluding, the date of purchase.

If, in connection with any tender offer, exchange offer or other offer to purchase any series of Notes, not less than 90% of the aggregate principal amount of the outstanding Notes of such series is purchased or exchanged by the Company or a third party, the Company or such third party will have the right, upon notice given not more than 30 days following such purchase or exchange, to redeem or exchange all (but not less than all) of the Notes of such series that remain outstanding at a price equal to the consideration paid to holders in such purchase or exchange (excluding any early tender or exchange premium), plus, to the extent not included in such consideration, accrued and unpaid interest, if any, to, but excluding, the redemption or exchange date.

Ranking

The Notes are the Company’s senior secured obligations and are secured by second-priority liens on substantially all personal property of the Company and the Guarantors (the “Collateral”), subject to permitted liens and certain exceptions, and are junior in lien priority to the Company’s credit facilities and first lien senior secured notes.

Restrictive Covenants

The Fifth Supplemental Indenture and the Sixth Supplemental Indenture contain covenants that limit the Company’s (and its subsidiaries’) ability to, among other things: (i) create liens on assets, (ii) sell assets and (iii) engage in mergers or consolidations or sales of all or substantially all of its assets.

Investment Grade Event

Upon the occurrence of an Investment Grade Event (as defined in the applicable Supplemental Indenture) with respect to a series of Notes, subject to certain conditions (including the concurrent release of liens securing other secured debt and the Company having no greater than $250,000,000 of term B loans outstanding at such time), the liens on the Collateral securing such series of Notes and the guarantees with respect to such series of Notes will be released. In addition, certain covenants set forth in the applicable Supplemental Indenture relating to asset sales and future subsidiary guarantors will cease to apply to such series of Notes. These releases and covenant suspensions are permanent and will not be reinstated upon any subsequent downgrade or withdrawal of the applicable investment grade ratings.

General

The foregoing descriptions do not purport to be complete and are subject to, and qualified in their entirety by reference to, the full text of each of the Fifth Supplemental Indenture, the Sixth Supplemental Indenture and the Seventh Supplemental Indenture, as applicable, each filed with or incorporated by reference into this Current Report on Form 8-K, and of the Base Indenture.

Warrant Agreement

On October 13, 2026, in connection with the Warrant Distribution, the Company and the Warrant Agent entered into the Warrant Agreement, and the Company issued Warrants with respect to shares of Class B Common Stock held by stockholders as of the Record Date, other than each of Lawrence J. Ellison, David F. Ellison, Gerald J. Cardinale, The Lawrence J. Ellison Revocable Trust, u/a/d 1/22/88, as amended, and RedBird Capital Partners Fund IV (Master), L.P. or any of their respective affiliates, successors or transferees (collectively, the “Restricted Holders”), including any of the Company’s wholly owned subsidiaries that own Class B Common Stock, as well as the Paramount Global 401(k) Plan (the “401(k) Plan”) and the Paramount Global Master Trust (together with the Restricted Holders and the 401(k) Plan, the “Excluded Holders”). In addition, shares of Class B Common Stock held by the 401(k) Plan and the Paramount Global Master Trust will, in lieu of receiving Warrants in the Warrant Distribution, receive a number of shares to be determined following the Warrant Distribution.

Each Warrant initially entitles the holder thereof to purchase one (1) share of Class B Common Stock at an initial Exercise Price of $12.00 per share, payable in cash if the exercise is settled through Physical Settlement (as defined below), except under certain circumstances where a Registration Statement (as defined below) is not effective with respect to exercises of Warrants, in which case Net Share Settlement (as defined below) will apply instead. The Exercise Price is subject to customary anti-dilution adjustments as set forth in the Warrant Agreement. No Warrant will be exercisable by (or on behalf of) any Restricted Holder, and a transfer of a Warrant to a Restricted Holder will not entitle such Restricted Holder to exercise such Warrant. No Warrants will be distributed to, and no Warrant will be exercisable by, any direct or indirect subsidiary of the Company that holds shares of Class B Common Stock as of the Record Date.

Upon exercise of Warrants by a Warrantholder, the Company will settle such exercise by delivering the number of shares of Class B Common Stock to which the Warrantholder is entitled pursuant to the terms of the Warrant Agreement following cash payment of such Exercise Price by such Warrantholder (“Physical Settlement”). The Company intends to use the net proceeds from Physical Settlement of Warrants that are exercised, if any, for general corporate purposes. Under the circumstances described below, exercising Warrantholders will instead receive a reduced number of shares of Class B Common Stock according to the formula in the Warrant Agreement without the cash payment of the Exercise Price (“Net Share Settlement”).

The Warrants will expire and cease to be exercisable at the earlier of (i) 5:00 p.m., New York City time, on October 13, 2036, which is the tenth (10th) anniversary of the Issue Date, or (ii) an earlier expiration date that the Company may designate following October 13, 2029, which is the third (3rd) anniversary of the Issue Date, if, during any period of thirty (30) consecutive trading days, the closing sale price of the Class B Common Stock equals or exceeds $30.00 per share (subject to adjustment) on at least twenty (20) trading days (which need not be consecutive), including the trading day immediately preceding the date on which the Company provides notice of the early expiration.

The Exercise Price and the number of shares of Class B Common Stock issuable upon exercise of the Warrants are subject to certain customary anti-dilution adjustments, including for stock dividends, splits and combinations, rights issuances, other non-cash distributions and spin-offs, cash dividends in excess of a $0.05 quarterly threshold (which is subject to customary anti-dilution adjustments and adjustments to account for any change in the frequency of payment of the regular cash dividend), and tender or exchange offers, in each case as set forth in the Warrant Agreement. In addition, the Company may decrease the Exercise Price or increase the number of shares of Class B Common Stock issuable upon exercise for any reason the Company’s board of directors considers to be advisable.

The Company agrees in the Warrant Agreement to use its commercially reasonable efforts to keep a shelf registration statement (the “Registration Statement”) effective, subject to certain exceptions, covering the issuance of the Class B Common Stock issuable upon exercise of the Warrants through Physical Settlement. If the Registration Statement is not effective, or if the Class B Common Stock is not qualified for sale or exempt from qualification under applicable state securities laws, at any time or from time to time, the right to exercise and settle Warrants through Physical Settlement will be automatically suspended and Net Share Settlement will instead apply to any such exercise until such Registration Statement becomes effective again (and the Class B Common Stock is qualified for sale or exempt from such qualification).

In connection with a Designated Event (as defined in the Warrant Agreement), the Company may be required to increase the number of shares of Class B Common Stock to which a Warrantholder is entitled upon exercise of such Warrants as described in the Warrant Agreement.

The foregoing description of the Warrants and the Warrant Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Warrant Agreement (including the Form of Warrant attached thereto), a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01.

In connection with the Warrant Distribution, the Company filed a prospectus supplement, dated October 5, 2026, pursuant to Rule 424(b) under the Securities Act registering up to (i) 471,300,000 Warrants and (ii) 471,300,000 shares of Class B Common Stock issuable from time to time upon the exercise of the Warrants. The prospectus supplement forms a part of the Registration Statement. A copy of the legal opinion of Latham & Watkins LLP relating to the validity of the Warrants and the shares of Class B Common Stock issuable upon exercise of the Warrants is filed as Exhibit 5.1 to this Current Report on Form 8-K and is filed with reference to, and is hereby incorporated by reference into, the Registration Statement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in the Explanatory Note and Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 2.03.

Item 7.01	Regulation FD Disclosure.

Press Release

On October 6, 2026, the Company issued a press release in connection with the public announcement of the information described herein regarding the Exchange Offers and the Tender Offers. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.

Warrant FAQs

On October 9, 2026, the Company posted a document containing additional questions and answers regarding the Warrant Distribution (the “Second Supplemental Warrant FAQs”) on the Investor Relations section of the Company’s website. A copy of the Second Supplemental Warrant FAQs is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.

On October 13, 2026, the Company posted a document containing final questions and answers regarding the Warrants (the “Final Warrant FAQs”) on the Investor Relations section of the Company’s website, which was also distributed to record holders of Class B Common Stock that hold such shares in direct registration. A copy of the Final Warrant FAQs is attached as Exhibit 99.3 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.

General

The information set forth in the Explanatory Note of this Current Report on Form 8-K is incorporated by reference into this Item 7.01. The information contained in this Item 7.01, including Exhibits 99.1, 99.2 and 99.3, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

The information set forth in the Explanatory Note of this Current Report on Form 8-K relating to the settlement of the Tender Offers is incorporated by reference into this Item 8.01.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
4.1	Warrant Agreement, dated October 13, 2026, between the Company and Equiniti Trust Company, LLC, as Warrant Agent.
4.2	Form of Warrant (included in Exhibit 4.1).
4.3	Fifth Supplemental Indenture, dated as of October 9, 2026, by and among the Company, the Guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee and collateral agent.
4.4	Form of Dollar Notes (included in Exhibit 4.3).
4.5	Sixth Supplemental Indenture, dated as of October 9, 2026, by and among the Company, the Guarantors party thereto, Deutsche Bank Trust Company Americas, as trustee, collateral agent and euro notes registrar, and Deutsche Bank AG, London Branch, as euro notes authentication agent, euro notes transfer agent and euro notes paying agent.
4.6	Form of Euro Notes (included in Exhibit 4.5).
4.7	Seventh Supplemental Indenture, dated as of October 9, 2026, by and among the Company, Discovery Communications, LLC, Discovery Global Holdings, Inc. and Deutsche Bank Trust Company Americas, as trustee and collateral agent.
5.1	Opinion of Latham & Watkins LLP, dated October 13, 2026.
23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).
99.1	Press Release, dated October 6, 2026.
99.2	Second Supplemental Warrant FAQs, dated October 9, 2026.
99.3	Final Warrant FAQs, dated October 13, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKYDANCE CORPORATION

By:	/s/ Stephanie Kyoko McKinnon
	Name:	Stephanie Kyoko McKinnon
	Title:	General Counsel and Secretary

Date: October 13, 2026